EXHIBIT 99.1

AVX Corporation Announces Preliminary Third Quarter Results

GREENVILLE, S.C. – January 28, 2014 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the third quarter ended December 31, 2013.

Chairman and Chief Executive Officer, John Gilbertson, stated, “During the quarter, we saw increased sales and profitability compared to the same quarter last year as we continued to perform well in a challenging market.  This was not a normal holiday season quarter as many customers were concerned about end-market product flow-through and inventory management, especially in the commodity products.    We see improvement going forward as electronic content grows in existing and new applications.”

Net sales were $346.2 million for the quarter and net income was $31.4 million, or $0.19 per diluted share.

For the nine months ended December 31, 2013, net sales were $1,091.4 million and net income was $87.9 million, or $0.52 per diluted share.

Chief Financial Officer, Kurt Cummings, stated, “The Company’s financial position remains strong with cash, cash equivalents and short and long-term investments in securities of $985.1 million and no debt at December 31, 2013. We continued to use our resources to enhance shareholder value by paying $14.7 million in dividends to stockholders and spending $3.7 million to repurchase shares of AVX stock on the open market.”

AVX, headquartered in Greenville, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2013	2012	2013
Net sales	$339,875	$346,211	$1,053,852	$1,091,375
Cost of sales	277,458	278,445	853,552	883,812
Gross profit	62,417	67,766	200,300	207,563
Selling, general & admin. expense	29,185	32,193	88,548	91,389
Environmental charge	-	-	266,250	-
Profit (loss) from operations	33,232	35,573	(154,498)	116,174
Other income (expense)	1,395	1,625	4,809	2,869
Income (loss) before income taxes	34,627	37,198	(149,689)	119,043
Provision for (benefit from) taxes	14,763	5,764	(60,807)	31,135
Net income (loss)	$19,864	$31,434	$(88,882)	$87,908

Basic income (loss) per share	$0.12	$0.19	$(0.53)	$0.52
Diluted income (loss) per share	$0.12	$0.19	$(0.53)	$0.52

Weighted average common
shares outstanding:
Basic	168,978	168,428	169,241	168,554
Diluted	168,994	168,700	169,241	168,734

During the quarter ending June 30, 2012, the Company recorded a pre-tax charge of $266,250, or $0.98 per diluted share on an after-tax basis, related to the EPA’s ongoing clean-up of  New Bedford Harbor in Massachusetts.  Net income, excluding the environmental charge, was $77,524, or $0.46 per diluted share, for the nine months ended December 31, 2012.  See the GAAP to Non-GAAP Reconciliation below for more information.

AVX CORPORATION

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2013	2012	2013
Including special charge (GAAP)
Net sales	$339,880	$346,211	$1,053,852	$1,091,375
Net income (loss)	$19,869	$31,434	$(88,882)	$87,908
Basic income (loss) per share	$0.12	$0.19	$(0.53)	$0.52
Diluted income (loss) per share	$0.12	$0.19	$(0.53)	$0.52

Excluding special charge (Non-GAAP)
Special charge (after-tax)
Environmental charge	$-	$-	$166,406	$-
Net income	$19,869	$31,434	$77,524	$87,908
Basic income per share	$0.12	$0.19	$0.46	$0.52
Diluted income per share	$0.12	$0.19	$0.46	$0.52

In order to better understand the Company’s short-term and long-term financial trends, investors may find it helpful to consider results excluding the environmental charge described herein. The resulting non-GAAP financial measure provides additional information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be of assistance for period-over-period comparisons of such operations. Management considers the exclusion of such charges as part of its evaluation of the operating performance of the Company. Investors should consider the non-GAAP measure as a supplement to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, the non-GAAP financial measure may not be similar to non-GAAP information presented by other companies.  Detail of the Company’s non-GAAP measure is provided in the table above.

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2013	2013
Assets
Cash and cash equivalents	$486,724	$463,429
Short-term investments in securities	560,364	451,749
Accounts receivable, net	202,031	187,484
Inventories	559,074	574,967
Other current assets	137,340	154,709
Total current assets	1,945,533	1,832,338
Long-term investments in securities	15,576	69,959
Property, plant and equipment, net	258,264	240,858
Goodwill and other intangibles	273,204	282,414
Other assets	109,418	64,177

TOTAL ASSETS	$2,601,995	$2,489,746

Liabilities and Stockholders' Equity
Accounts payable	$115,187	$102,128
Income taxes payable and accrued expenses	215,690	194,406
Total current liabilities	330,877	296,534
Other liabilities	298,188	174,537

TOTAL LIABILITIES	629,065	471,071

TOTAL STOCKHOLDERS' EQUITY	1,972,930	2,018,675

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,601,995	$2,489,746

On October 10, 2012, the EPA, the United States, the Commonwealth of Massachusetts and AVX announced that they had reached a settlement with respect to the EPA’s ongoing clean-up of the New Bedford Harbor in the Commonwealth of Massachusetts.  Under the terms of the settlement, AVX was obligated to pay $366,250, plus interest computed from August 1, 2012, in three installments over a two-year period for use by the EPA and the Commonwealth to complete the clean-up of the harbor.    The United States District Court approved the settlement and entered the Supplemental Consent Decree on September 19, 2013.  On October 18, 2013, the Company paid the initial settlement installment of $133,350, plus accrued interest on the entire settlement amount through that date.

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking.  The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2014, overall volume and pricing trends, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.  Forward-looking statements reflect management's expectations and are inherently uncertain.  The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2013, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein.  Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC.  You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law.  All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Greenville

Kurt Cummings

864-967-9303

finance@avxus.com